SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                               September 10, 2002


                                  HIV-VAC, Inc
             (Exact name of Registrant as Specified in its Charter)




            Nevada                                       86-0876846
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


 12 Harben Court, Collingwood              705.444.6317                L9Y 4L8
 Ontario, Canada.  L9Y 4L8
(Address of Issuer's principal      (Issuer's telephone number,       (Zip Code)
     executive offices)                 including area code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant.

On September 11, 2002, HIV-VAC, Inc. (the "Company") informed DiRocco and Dombrow, PA (" DiRocco") that they would be dismissing DiRocco as the Company's principal independent public accountant. The decision to dismiss DiRocco was recommended and approved by the Company's board of directors.

The reports of DiRocco on the Company's audited financial statements as of and for the years ended December 31, 2001 and December 31, 2000, respectively, did not contain an adverse opinion or a disclaimer of opinion. However, the reports for those periods contained a qualification as to an uncertainty as a going concern.

During the Company's two most recent fiscal years and any subsequent interim period preceding the dismissal of DiRocco, there were no disagreements with them on any matter of accounting principles or practices, financial statements, disclosures or auditing scope of procedure.

In connection with its audits of the Company's financial statements as of and for the years ended December 31, 2001 and December 31, 2000, respectively, and during the subsequent interim period from January 1, 2002 through the date of dismissal, there were no disagreements with DiRocco on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of DiRocco, would have caused DiRocco to make references to the subject matter of such disagreements in its reports on the Company's financial statements for such years and none of the events described in Item 304(a)(1)(v) of Regulation S-K occurred during such period with respect to the Company and DiRocco.

The Company's board of directors recommended and approved the engagement of SF Partnership LLP as the Company's principal independent public accountant on September 10, 2002. The SF Partnership LLP were engaged by the Company on September 11, 2002.

Item 7. Exhibits.

16.1 Letter from DiRocco and Dombrow P.A. regarding change in registrant's certifying accountant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2002

                                                    HIV-VAC, INC.





                                        By:   /s/ Kevin Murray
                                           -------------------------------------
                                            Kevin Murray
                                            Chief Executive Officer and Chairman

                                  EXHIBIT INDEX




Exhibit                             Description
-------                             -----------
 16.1 Letter from DiRocco and Dombrow P.A. regarding change in registrant's certifying accountant.